Exhibit 99.1

March 3, 2014
Liberty Interactive Corporation to Present at Deutsche Bank Media, Internet & Telecom Conference
ENGLEWOOD, Colo.--(BUSINESS WIRE)-- Liberty Interactive Corporation (Nasdaq: LINTA, LINTB, LVNTA, LVNTB) announced that Greg Maffei, President and CEO of Liberty Interactive Corporation, will be presenting at the Deutsche Bank Media, Internet & Telecom Conference, on Monday, March 10th at 6:00 p.m., Eastern Time at The Breakers Hotel in Palm Beach, FL. During his presentation, Mr. Maffei may make observations regarding the company's financial performance and outlook.
The presentation will be broadcast live via the Internet. All interested persons should visit the Liberty Interactive Corporation website at http://www.libertyinteractive.com/events to register for the webcast. An archive of the webcast will also be available on this website for 30 days after any appropriate filings have been made with the SEC.
About Liberty Interactive Corporation
Liberty Interactive Corporation operates and owns interests in a broad range of digital commerce businesses. Those interests are currently attributed to two tracking stock groups: Liberty Interactive Group and Liberty Ventures Group. The Liberty Interactive Group (Nasdaq: LINTA, LINTB) is primarily focused on digital commerce and consists of Liberty Interactive Corporation's subsidiaries QVC, Provide Commerce, Backcountry.com, Bodybuilding.com, Celebrate Interactive, CommerceHub and its interest in HSN. The businesses and assets attributed to the Liberty Ventures Group (Nasdaq: LVNTA, LVNTB) consists of all of Liberty Interactive Corporation's businesses and assets other than those attributed to the Liberty Interactive Group and include its subsidiary TripAdvisor, its interest in Expedia, and minority interests in Time Warner and Time Warner Cable.
Liberty Interactive Corporation
Courtnee Ulrich, 720-875-5420
Source: Liberty Interactive Corporation